Exhibit 10.2

April 16, 2007

Keddem Bioscience Ltd

Tel-Aviv, Israel

Gentlemen,

We hereby consent the inclusion of our report of independent registered public accounting firm auditors of Keddem Bio-Science Ltd. as of December 31, 2006 and 2005 and for the years then ended and for the period from August 1, 2004 (date of commencement of operation) to December 31, 2006, on Form 20-F of Compugen Ltd. as of December 31, 2006 and for the year then ended.

This consent is not to approve any inclusion of Keddem Bio-Science Ltd. audited financial statements in Compugen Ltd. Form 20-F.

Sincerely,

Kesselman & Kesselman

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